Exhibit 1.1

BioNTech SE

UP TO [●] ORDINARY REGISTERED SHARES (INCLUDING ORDINARY REGISTERED SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES) ISSUABLE UPON EXERCISE OF RIGHTS TO SUBSCRIBE FOR SUCH SHARES

Dealer Manager and Subscription Agent Agreement

[●], 2020

J.P. Morgan Securities LLC

BofA Securities, Inc.

Berenberg Capital Markets LLC

As the Dealer Managers

J.P. Morgan Securities plc

Merrill Lynch International

Joh. Berenberg, Gossler & Co. KG

As the Subscription Agents

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Berenberg Capital Markets LLC

1251 Avenue of the Americas

New York, New York 10020

Ladies and Gentlemen:

BioNTech SE, a European stock corporation (Societas Europaea) incorporated in Germany and governed by the laws of the European Union and the Federal Republic of Germany and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Mainz, Federal Republic of Germany, under number HRB 48720 (the “Company”), proposes to effect a capital increase on the basis of the authorized capital pursuant to § 4(5) of its articles of association (the “Capital Increase”) and in connection therewith (i) offer to the holders (the “Ordinary Share Holders”) as of [●] p.m. (Mainz, Germany time) time on [●], 2020 of its outstanding ordinary registered shares (Namensaktien) with no par value and a notional amount attributable to each share of €1.00 (the “Ordinary Shares”) up to [●] new Ordinary Shares (each, a “New Ordinary Share” and collectively, the “New Ordinary Shares”) in a rights offering with subscription rights (the “Share Rights Offering”, and each subscription right, an “Ordinary Share Right” and, collectively, the “Ordinary Share Rights”) entitling such Ordinary Share Holders to subscribe for and purchase New Ordinary Shares, at a subscription ratio of [●] to [●] and a subscription price of €[●] per New Ordinary Share (the “Subscription Price”), and (ii) distribute to the holders (the “ADS Holders” and together with the Ordinary Share Holders, the “Holders”) as of [●] p.m. (New York City) time on [●], 2020 of its outstanding American Depositary Shares (“ADSs”) one non-transferable right (each, an “ADS Right” and collectively, the “ADS Rights” and together with the Ordinary Share Rights, the “Rights”) per ADS entitling the ADS Holders to subscribe for and purchase new ADSs (each, a “New ADS” and collectively, the “New ADSs”), at a ratio of [●] to [●] and a price of USD [●] per New ADS (being the U.S. dollar equivalent of the Subscription Price based on the exchange rate from euro to U.S. dollars as of [the date the Subscription Price was set]) (the “ADS Rights Offering” and together with the Share Rights Offering, the “Rights Offering”). As set forth in the Offering Materials (as defined below), the Ordinary Share Rights and the ADS Rights will each be exercisable during the respective rights subscription period (the “Subscription Period”), on the terms and subject to the conditions set forth in the Offering Materials.

In the Share Rights Offering, the New Ordinary Shares shall be offered (i) by the Company to The Bank of New York Mellon SA/NV in a rights offering with direct Ordinary Share Rights pursuant to Section 186(2) of the German Stock Corporation Act (Aktiengesetz or “AktG”) (the “Direct Share Rights Offering”) and (ii) by the Subscription Agents to all other Ordinary Share Holders (the “Relevant Ordinary Shareholders”) in a rights offering with indirect Ordinary Share Rights (mittelbares Bezugsrecht) pursuant to Section 186(5) of the AktG (the “Indirect Share Rights Offering”). The Company expects to publish on [●] a subscription offer notice (Bezugsangebot) (the “Subscription Offer Notice”), substantially in the form attached hereto as Exhibit A, in the electronic German Federal Gazette (Bundesanzeiger). Pursuant to the Subscription Offer Notice, holders of Ordinary Share Rights may elect make a payment in U.S. dollar in the amount of $[●] per New Ordinary Share to satisfy the obligation to pay the Subscription Price (“Payment in U.S. Dollar”).

In connection with the Rights Offering, the Company has entered into binding and irrevocable agreements with certain Ordinary Share Holders representing [●]% of the Company’s outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) which agreed not to exercise and/or transfer any Ordinary Share Rights (Bezugsrechte) in the Rights Offering.

The New ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated October 9, 2019, among the Company and The Bank of New York Mellon as depositary (the “Depositary”). Each New ADS will initially represent the right to receive one Ordinary Share deposited with the Depositary pursuant to the Deposit Agreement (such Ordinary Shares representing the New ADSs, the “Underlying Shares” and together with the New Ordinary Shares, the “Shares”).

The Company hereby confirms its agreement with the Dealer Managers and the Subscription Agents concerning the Rights Offering, as follows:

1.    Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-[●]), including a prospectus, relating to the Rights Offering. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness, is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the prospectus included in such registration statement (and any amendments thereto) before effectiveness and each prospectus filed with the Commission pursuant to Rule 424 under the Securities Act relating to the Rights Offering. Any reference in this dealer manager and subscription agent agreement (this “Agreement”) to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 5 of Form F-1 under the Securities Act, as of the effective date of the Registration Statement or the date of such Prospectus, as the case may be. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

As used in this Agreement, “Issuer Free Writing Prospectus” means any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Rights Offering; “Exercise Materials” means the letters to ADS Holders who are beneficial owners of the ADSs, forms used to exercise the ADS Rights and letters from the Company to brokers and other securities intermediaries holding ADSs, in each case in the forms filed as exhibits to the Registration Statement; and “Offering Materials” means each Issuer Free Writing Prospectus, each Prospectus and the Exercise Materials.

“Representation Date” means the time and date of the commencement of the Rights Offering as set forth in the Offering Materials.

The (i) execution and delivery of this Agreement by the Company, (ii) the Rights Offering, including the issuance of New Ordinary Shares and New ADSs upon exercise of the Rights, (iii) performance by the Company of its obligations under this Agreement and (iv) transactions contemplated hereby and thereby are referred to herein collectively as the “Transactions.”

2.    Engagement of the Dealer Managers for the ADS Rights Offering.

(a)    The Dealer Managers shall, in accordance with each respective Dealer Manager’s customary practice, perform those services in connection with the ADS Rights Offering as are customarily performed by investment banks in connection with rights offerings of like nature, including, without limitation, using reasonable best efforts to solicit the exercise of the ADS Rights and subscriptions for the New ADSs pursuant to the ADS Rights Offering.

(b)    The Company authorizes the Dealer Managers to communicate with Bank of New York Mellon, in its capacity as ADS rights agent for the ADS Rights Offering (the “Agent”), with a copy to a representative of the Company designated by the Company, with respect to matters relating to the Transactions. The Company has instructed the Agent to advise the Dealer Managers upon their request as to all matters in connection with the ADS Rights Offering as they may reasonably request pursuant to Section 6(f).

(c)    The Company acknowledges and agrees that neither any Dealer Manager nor any of their respective affiliates, directors, officers or employees shall have any liability (in tort, contract or otherwise) to the Company, its affiliates or any other person for any losses, claims, damages, liabilities and expenses (each a “Loss” and, collectively, the “Losses”) arising from any act or omission on the part of any broker or dealer in securities (a “Dealer”), bank or trust company, or any other person in connection with the ADS Rights Offering or otherwise in connection with the Rights Offering, and neither any Dealer Manager nor any of their respective affiliates, directors, officers or employees shall be liable for any Losses arising from its own acts or omissions in performing its obligations as a dealer manager or as a Dealer in connection with the ADS Rights Offering, except for any such Losses that are finally judicially determined to have resulted primarily from its bad faith, gross negligence or willful misconduct in performing such obligations and except as set forth in Section 10 of this Agreement. In connection with the ADS Rights Offering, no Dealer, bank or trust company is to be deemed to be acting as your agent or the agent of the Company or any of its affiliates, and the Dealer Managers shall not be deemed the agent of any Dealer, bank or trust company or an agent of, or a fiduciary or a financial advisor to, the Company or any of its affiliates, equity holders, creditors or any other person. In acting as Dealer Managers in connection with the ADS Rights Offering, the Dealer Managers shall not be, nor shall any Dealer Manager be deemed for any purpose, to act as a partner or joint venturer of, or a member of a syndicate or group with, the Company or its affiliates in connection with the acting as Dealer Managers in connection with the ADS Rights Offering, and neither the Company nor any of its affiliates shall be deemed to act as agents for the

Dealer Managers. The Company further understands and agrees that each Dealer Manager shall provide its services hereunder independently from the other Dealer Managers and that no Dealer Manager will rely upon any services or work performed by the other Dealer Managers. Accordingly, the Company agrees that each Dealer Manager shall not have any liability to the Company or its securityholders or for any actions or omissions of the other Dealer Managers.

(d)    The Company acknowledges and agrees that (i) the Dealer Managers have been retained solely to provide the services set forth herein, and in rendering such services the Dealer Managers shall act as independent contractors and any duties arising out of their engagement hereunder shall be owed solely to the Company; (ii) the Dealer Managers may perform the services contemplated hereby through or in conjunction with their respective affiliates, and any of their respective affiliates performing services hereunder shall be entitled to the benefits and be subject to the terms and conditions of this Agreement; and (iii) each Dealer Manager is a securities firm engaged in securities trading and brokerage activities and providing investment banking and financial advisory services, and in the ordinary course of business, the Dealer Managers and their respective affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities of the Company or their respective affiliates or other entities that may be involved in the Transactions. Additionally, the Company acknowledges and agrees that the Dealer Managers are not advising the Company as to any legal, regulatory, tax, investment or accounting matters in any jurisdiction. The Company must consult with its own advisors concerning such matters and will be responsible for making its own independent investigation and appraisal of the terms of the ADS Rights Offering and the Dealer Managers shall have no responsibility or liability to the Company with respect thereto. Any review by the Dealer Managers of the Company or its affiliates, and the Transactions or other matters relating to such Transactions will be performed solely for the benefit of the Dealer Managers, and shall not be on behalf of the Company or its affiliates or any other person.

(e)    The Company agrees to pay the Dealer Managers, as compensation for their services as Dealer Managers in connection with the ADS Rights Offering, aggregate fees equal to $[●] per New ADS issued pursuant to the exercise of ADS Rights. The foregoing fee will be payable on the date of the issuance of the New ADSs or such other date as may be agreed by the Company and the Dealer Managers.

3.    Engagement of the Subscription Agents for the Indirect Share Rights Offering.

(a)    The Subscription Agents agree, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, to offer the New Ordinary Shares at the Subscription Price to the Relevant Ordinary Shareholders in the Indirect Share Rights Offering during the Subscription Period for New Ordinary Shares set forth in the Subscription Offer Notice, it being agreed that Joh. Berenberg, Gossler & Co. KG (“Berenberg Germany”) will act as the rights administrator (Bezugsstelle). The undertaking set out in the preceding sentence constitutes a contract for the benefit of the Relevant Ordinary Shareholders (echter Vertrag zugunsten Dritter) pursuant to Section 328(1) of the German Civil Code (BGB) and grants the Relevant Ordinary Shareholders the right to receive an offer to purchase the New Ordinary Shares from the Subscription Agents at the ratio of [●] New Ordinary Shares for [●] Ordinary Share Rights subject to the conditions set out in the Subscription Offer Notice. The Indirect Share Rights Offering is subject to the laws and regulations applicable in any jurisdiction which is relevant in respect of a Relevant Ordinary Shareholder during the Subscription Period.

(b)    The Company acknowledges and agrees that the Subscription Agents are not advising the Company as to any legal, regulatory, tax, investment or accounting matters in any jurisdiction. The Company must consult with its own advisors concerning such matters and will be responsible for making its own independent investigation and appraisal of the terms of the Share Rights Offering and the Subscription Agents shall have no responsibility or liability to the Company with respect thereto. Any review by the Subscription Agents of the Company or its affiliates, and the Transactions or other matters relating to such Transactions will be performed solely for the benefit of the Subscription Agents, and shall not be on behalf of the Company or its affiliates or any other person.

(c)    Each Subscription Agent, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to, through Berenberg Germany (as defined below), subscribe for [one-third] of such number of New Ordinary Shares that have to be delivered to investors who have exercised Ordinary Share Rights in the Indirect Share Rights Offering (in aggregate, the “Relevant New Ordinary Shares”).

(d)    Subject to the conditions set forth herein, in satisfaction of the Subscription Agents’ function as the subscription agents for the Indirect Share Rights Offering, Berenberg Germany, acting in its own name but for the account of the Subscription Agents agrees, (x) to subscribe, on [●], 2020, for the Relevant New Ordinary Shares at the issue price of €1.00 (the “Issue Price”) per Relevant New Ordinary Share (the Issue Price multiplied by the number of the Relevant New Ordinary Shares, being the “Aggregate Issue Price”) by way of executing and delivering to the Company a subscription certificate (Zeichnungsschein) (the “Subscription Certificate”) for the Relevant New Ordinary Shares in the form attached as Exhibit B hereto, duly signed in duplicate form pursuant to Section 185 of the AktG, such Subscription Certificate, in accordance with its terms, to expire at 4:30 p.m. Frankfurt am Main time on [●], 2020, (y) to pay the Aggregate Issue Price to the Company by crediting, with value date as of [●], 2020, the Aggregate Issue Price into a special account opened at Berenberg Germany [●] (the “Capital Increase Account”), such account to be noninterest bearing and free of charges (including negative interest), and (z) upon credit of the Aggregate Issue Price to the Capital Increase Account, to deliver to the Company a bank certificate (Einzahlungsbestätigung) in the form attached as Exhibit C hereto (the “Bank Certificate”) confirming such credit (pursuant to Sections 188(2), 36(2), 36a(1) and 37(1) of the AktG).

(e)    Promptly upon receipt of the Subscription Certificate and Bank Certificate pursuant to Section 3(d) above, the Company shall use its best efforts to effect the registration of the Capital Increase in the commercial register. Copies of all documents filed with the commercial register shall be delivered to Berenberg Germany. Promptly upon the registration of the Capital Increase in the commercial register, but at the latest by 4:00 p.m. Frankfurt am Main time on [●], 2020, the Company shall, by telefax or pdf-document attached to an email, with two original certified copies to follow promptly by courier, furnish Berenberg Germany with a certified copy of the registration notice of the commercial register, a certified chronological excerpt from the commercial register and a certified copy of the articles of association of the Company, each evidencing the Capital Increase. If the registration with the commercial register of the Capital Increase has not been effected by 4:30 p.m. Frankfurt am Main time on [●], 2020, the Subscription Certificate for the Relevant New Ordinary Shares shall expire and Berenberg Germany may obtain repayment of the Aggregate Issue Price for the Relevant New Ordinary Shares by cancelling the credit of the Aggregate Issue Price for the Relevant New Ordinary Shares to the Capital Increase Account. In this event, all obligations of the Subscription Agents to subscribe for and pay for the Relevant New Ordinary Shares shall terminate. However, the reimbursement obligations of the Company pursuant to Section 14 and the provisions set out in Sections 10 and 12 of this Agreement shall remain in full force and effect.

4.    Engagement of Berenberg Germany for Purpose of Introducing New Shares into Clearing System.

(a)    Promptly on the day on which the Capital Increase is registered in the commercial register, but at least by 11:30 a.m. Frankfurt am Main time on [●], 2020, the Company shall deliver to Berenberg Germany one global share certificate in the form set forth as Exhibit D hereto representing the New Ordinary Shares issued under the Capital Increase (the “Actual Total New Shares”), i.e. both of the Relevant New Ordinary Shares and the New Ordinary Shares issued to The Bank of New York Mellon SA/NV upon the exercise of its subscription rights under the Direct Share Rights Offering. Berenberg Germany shall deliver such global share certificate to Clearstream Banking AG, Frankfurt am Main (“Clearstream”) to allow book-entry transfer in Clearstream to the respective investors who have exercised Ordinary Share Rights in the Indirect Share Rights Offering and The Bank of New York Mellon SA/NV, respectively, it being understood that all of the Actual Total New Shares shall initially be credited to Berenberg Germany’s account.

5.    Delivery and Payment.

(a)    The Subscription Agents shall deliver the Relevant New Ordinary Shares to investors who have exercised Ordinary Share Rights in the Indirect Share Rights Offering on the terms set forth in the Subscription Offer Notice.

(b)    Payment for the Relevant New Ordinary Shares shall be made, subject to the Relevant New Ordinary Shares having been issued by way of the registration of the Capital Increase with the commercial register and credited to Berenberg Germany’s account and subject to the conditions set forth herein, by wire transfer in immediately available funds to the accounts specified by the Company to the Subscription Agents at the offices of Davis Polk & Wardwell LLP, New York, New York no later than 10:00 a.m. New York City time on [●], 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter. The time and date of such payment for the Relevant New Ordinary Shares is referred to herein as the “Closing Date.”

(c)    Payment for the Relevant New Ordinary Shares shall be subject to the conditions set forth herein, against the delivery of the Relevant New Ordinary Shares to Berenberg Germany for the account of the Subscription Agents with any transfer taxes payable in connection therewith duly paid by the Company. The aggregate amount to be paid by Berenberg Germany acting for the account of the Subscription Agents to the Company on the Closing Date shall be:

(i)    $[●] per New Ordinary Share multiplied by the number of Relevant New Ordinary Shares for which investors who have exercised Ordinary Share Rights in the Indirect Share Rights Offering subscribed and made a U.S. Dollar Payment, less the U.S. dollar amount converted by Berenberg Germany from the U.S. Dollar Payment into euro for the payment of the Aggregate Issue Price for such Relevant New Ordinary Shares pursuant to Section 3(e) above by applying the exchange rate reasonably obtained by Berenberg Germany at the time it converts U.S. dollars into euro to make payment of the Aggregate Issue Price for such Relevant New Ordinary Shares pursuant to Section 3(e) above; plus

(ii)    €[●] per New Ordinary Share multiplied by the number of Relevant New Ordinary Shares for which investors who have exercised Ordinary Share Rights in the Indirect Share Rights Offering subscribed using euro, less the Aggregate Issue Price with respect to such Relevant New Ordinary Shares.

6.    Representations and Warranties of the Company. The Company represents and warrants to each Dealer Manager and each Subscription Agent (i) except with respect to Section 6(a), as of the date hereof, (ii) as of the Representation Date, (iii) as of and through the date of expiration of the Ordinary Share Rights as set forth in the Prospectus (as it may be extended as provided in the Prospectus, the “Expiration Date”) and (v) as of the Closing Date, that:

(a)    Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the Rights Offering has been initiated or, to the knowledge of the Company, threatened by the Commission. Each of the Registration Statement and any post-effective amendment thereto and each Prospectus complied and will comply in all material respects with the Securities Act.

(b)    Registration Statement on Form F-6. A registration statement on Form F-6 (No. 333-233898) in respect of the New ADSs has been filed with the Commission and such registration statement has become effective pursuant to the Securities Act (such registration statement, including all exhibits thereto, at the time it became effective, being hereinafter referred to as the “ADS Registration Statement”). No order suspending the effectiveness of the ADS Registration Statement has been issued by the Commission, and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been initiated or, to the knowledge of the Company, threatened by the Commission. The ADS Registration Statement and any post-effective amendment thereto complied and will comply in all material respects with the Securities Act. All of the New ADSs have been duly registered under the Securities Act pursuant to the ADS Registration Statement.

(c)    Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, as of its applicable effective time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the ADS Registration Statement nor any amendment thereto, at its applicable effective time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Offering Materials (as amended or supplemented), when taken together with the Prospectus, as of their dates, as of the Representation Date, as of the Expiration Date or as of the Closing Date do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date, as of the Representation Date, as of the Expiration Date or as of the Closing Date, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with information relating to any Dealer Manager or any Subscription Agent furnished to the Company in writing by such Dealer Manager or such Subscription Agent expressly for use in the Registration Statement, the Offering Materials or the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Dealer Manager and any Subscription Agent consists of the information described as such in Section 10(a) hereof.

(d)    Testing-the-Waters Materials. The Company has not alone engaged in any Testing-the-Waters Communications (as defined below) other than Testing-the-Waters Communications in connection with the Underwritten Offering (as defined in the Registration Statement and the Prospectus). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(e)    Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Offering Materials and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    Issuer Free Writing Prospectus. Other than the Registration Statement, the Offering Materials and the Prospectus, the Company (including its agents and representatives, other than the Dealer Managers or Subscription Agents in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus other than any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement, the Offering Materials or the Prospectus, and, when taken together with the Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Expiration Date and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Dealer Manager or any Subscription Agent furnished to the Company in writing by such Dealer Manager or such Subscription Agent expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Dealer Manager and any Subscription Agent consists of the information described as such in Section 10(a) hereof.

(g)    Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(h)    Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries and of Neon Therapeutics, Inc. (“Neon”), each of which are included or incorporated by reference in the Registration Statement, the Offering Materials and the Prospectus, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries or of Neon (as applicable) as of the dates indicated and the results of their respective operations and the respective changes in their cash flows for the periods specified; the financial statements of the Company and its consolidated subsidiaries have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto, and except in the case of unaudited financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission, and any supporting schedules included or incorporated by reference in the Registration Statement, the Offering Materials and the Prospectus present fairly in all material respects the information required to be stated therein; the financial statements of Neon have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement, the Offering Materials and the Prospectus present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Offering Materials and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries or of Neon and presents fairly in all material respects the information shown thereby; all disclosures included or incorporated by reference in the Registration Statement, the Offering Materials and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The pro forma financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries, after giving effect to the acquisition of Neon, included or incorporated by reference in the Registration Statement, the Offering Materials and the Prospectus have been prepared in conformity with IFRS and the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The pro forma financial statements present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified.

(i)    No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Offering Materials and the Prospectus, (i) there has not been any material change in the capital stock (other than the issuance of Ordinary Shares upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Offering Materials and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business), other than with respect to the Underwritten Offering (as such term is defined in the Registration Statement, the Offering Materials and the Prospectus) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Offering Materials and the Prospectus.

(j)    Organization and Good Standing. The Company and each of its subsidiaries have been duly organized (and are in good standing, to the extent such concept is applicable) under the laws of their respective jurisdictions of organization, are validly existing and are duly qualified to do business (and are in good standing, to the extent such concept is applicable), in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses as described in the Registration Statement, the Offering Materials and the Prospectus, except where the failure to be so qualified (or in good standing, to the extent such concept is applicable) or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

(k)    Capitalization. The Company has a capitalization as set forth in the Registration Statement, the Offering Materials and the Prospectus under the heading “Capitalization”; all the outstanding Ordinary Shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights other than those described in the Registration statement, the Offering Materials and the Prospectus; except as described in or expressly contemplated by the Registration Statement, the Offering Materials and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any Ordinary Shares or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any Ordinary Shares or other equity interest of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the Ordinary Shares of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement, the Offering Materials and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(l)    Share Options. With respect to the share options or performance shares (the “Share Options”) granted pursuant to the share-based compensation plans of the Company and its subsidiaries (the “Company Share Plans”), (i) each grant of a Share Option was duly authorized no later than the date on which the grant of such Share Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the management board and supervisory board of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the applicable Company

Share Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Select Market (the “Nasdaq Market”), and (iii) each such grant was properly accounted for in accordance with IFRS in the financial statements (including the related notes) of the Company.

(m)    Dealer Manager Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n)    Authorization of the Rights. The Rights have been duly authorized for issuance and distribution to the Holders in the Rights Offering.

(o)    Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally or by general equitable principles. Upon (i) due issuance by the Depositary of the New ADSs against the deposit of Underlying Ordinary Shares and/or (ii) due execution and delivery by the Depositary of American Depositary Receipts (“ADRs”) evidencing New ADSs against the deposit of the Underlying Ordinary Shares, in accordance with the provisions of the Deposit Agreement, such New ADSs and/or ADRs will be duly and validly issued and the persons in whose names the New ADSs and/or the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The Deposit Agreement conforms, and the ADRs will conform, in all material respects to the descriptions thereof in the Registration Statement, the Offering Materials and the Prospectus.

(p)    The ADSs and the Shares. The Shares and the New ADSs have been duly authorized by the Company and, when issued and delivered and paid for as provided in the Registration Statement, the Offering Materials and the Prospectus, will be validly issued, will be fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the Offering Materials and the Prospectus. The issuance of the Shares and the New ADSs is not subject to any pre-emptive or similar rights the exercise and transfer of which have not been validly and irrevocably waived or otherwise validly and irrevocably declined; the Underlying Ordinary Shares may be freely deposited by the Company with the Custodian against issuance by the Depositary of the New ADSs and/or ADRs evidencing New ADSs. The New Ordinary Shares, when issued and delivered against payment thereof, will be freely transferable to or for the account of the Subscription Agents; and there are no restrictions on subsequent transfers of the New Ordinary Shares or the New ADSs under the laws of the Federal Republic of Germany.

(q)    Description of the Rights and the Shares. The Rights and the Shares will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Offering Materials and the Prospectus.

(r)    No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its articles of association or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)    No Conflicts. The execution, delivery and performance by the Company of each of this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”), the issuance and sale of the Shares and the New ADSs, the deposit of the Underlying Ordinary Shares with the Custodian against issuance by the Depositary of the New ADSs and/or the ADRs evidencing the New ADSs, and the consummation of the transactions contemplated by the Transaction Documents, the Offering Materials and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)    No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares, the issuance and sale of the New ADSs and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the capital increase(s) in relation to the Shares with the commercial register and the registration of the Shares and the New ADSs under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Nasdaq Market, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the Rights Offering. The Rights Offering does not require the publication of a prospectus in Germany in accordance with the EU Prospectus Regulation (Regulation (EU) 2017/1129) and the Company has fulfilled all requirements applicable thereto under German corporate and securities laws.

(u)    Rights Waivers. The Company has entered into binding and irrevocable agreements with certain Ordinary Share Holders representing [●]% of the Company’s outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) which agreed not to exercise and/or transfer any preemptive rights (Bezugsrechte) in the Rights Offering. Such agreements constitute valid, legally binding and irrevocable agreements of such Ordinary Share Holders enforceable against such Ordinary Share Holders in accordance with their terms.

(v)    Number of shareholders. In each member state of any of the European Union and the European Economic Area, the Company has less than 150 shareholders holding Ordinary Shares, other than shareholders who are qualified investors as such term is defined in the EU Prospectus Regulation (Regulation (EU) 2017/1129).

(w)    Legal Proceedings. Except as described in the Registration Statement, the Offering Materials and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that would, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Offering Materials or the Prospectus that are not so described in the Registration Statement, the Offering Materials and the Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Offering Materials or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Offering Materials and the Prospectus.

(x)    Independent Accountants for the Company. Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(y)    Independent Accountants for Neon. To the Company’s knowledge, PricewaterhouseCoopers LLP, who has certified certain financial statements of Neon, was an independent registered public accounting firm with respect to Neon within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act at the time PricewaterhouseCoopers LLP audited the financial statements of Neon included or incorporated by reference in the Registration Statement, the Offering Materials and the Prospectus.

(z)    Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(aa)    Intellectual Property. Except as described in the Registration Statement, the Offering Materials and the Prospectus, (i) the Company and its subsidiaries own or have a valid and enforceable right to use all (1) patents, patent applications, trademarks, service marks, trade names, Internet domain name registrations (and all applications for, and all goodwill associated with, such trademarks, service marks, trade names and Internet domain name registrations), copyrights, copyright registrations, licenses and trade secret rights, in each case, in any jurisdiction throughout the world (collectively, “Intellectual Property Rights”) and (2) inventions, know-how, software, databases, systems, procedures, and other intellectual property (including trade secrets and proprietary or confidential information) (collectively, “Intellectual Property Assets”) used or held for use in any material respect, or otherwise necessary for, the conduct of their respective businesses as currently conducted and as proposed to be conducted as described in the Registration Statement, the Offering Materials and the Prospectus; (ii) the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, any Intellectual Property Rights or Intellectual Property Assets of any third party in any material respect (it being understood that the foregoing representation in this clause (ii) is made to the Company’s knowledge with respect to patents); (iii) the Company and its subsidiaries have not received notice of any pending or threatened action, suit, or proceeding by any third party that would reasonably be expected to have a Material Adverse Effect on the Company’s or any of its subsidiaries’ respective businesses as presently conducted and as proposed to be conducted as described in the Registration Statement, the Offering Materials and the Prospectus, (A) challenging the Company’s or any of its subsidiaries’ rights in or to any of the Intellectual Property Rights or Intellectual Property Assets owned by or licensed to the Company or any of its subsidiaries, (B) challenging the validity, enforceability or scope of any of the Intellectual Property Rights owned by or licensed to the Company or any of its subsidiaries, or (C) alleging that the Company or any of its subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Rights or Intellectual Property Assets of any third party; (iv) to the knowledge of the Company, neither the Intellectual Property Rights nor the Intellectual Property Assets of the Company and its subsidiaries are being materially infringed, misappropriated or otherwise violated by any third party; (v) other than as would not reasonably be expected to have a Material Adverse Effect, all Intellectual Property Rights and Intellectual Property Assets owned by the Company or any of its subsidiaries are solely and exclusively owned by the Company or such subsidiaries and all other Intellectual Property Rights and Intellectual Property Assets used or held for use by the Company or any of its subsidiaries are licensed to the Company or such subsidiaries, and the Company and its subsidiaries hold all of such ownership and license rights, in each case, free and clear of all liens, encumbrances, defects or other restrictions; (vi) other than as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are not aware of any facts that could result in a finding that any of the Intellectual Property Rights owned by or licensed to the Company is invalid or unenforceable; (vii) other than as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have taken reasonable steps in accordance with customary industry practice to maintain and protect any confidential information and trade secrets of the Company and its subsidiaries and to protect any confidential information provided to them by any third party; (viii) other than as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have taken commercially reasonable actions to maintain and to protect all patents and trademark and copyright and Internet domain name registrations (including all applications therefor) owned by the Company or any of its subsidiaries, including payment of applicable maintenance fees, filing of applicable statements of use, timely response office actions, and disclosure of any required information; and (ix) other than as would not reasonably be expected to have a Material Adverse Effect, all personnel (including founders, current and former employees, consultants, contractors, representatives, and agents) involved in the development of Intellectual Property Rights or Intellectual Property Assets for or on behalf of the Company or any of its subsidiaries have signed written and enforceable confidentiality and invention assignment agreements with the Company or any of its subsidiaries pursuant to which the Company or any of its subsidiaries either (A) has obtained sole and exclusive ownership of such Intellectual Property Rights or Intellectual Property Assets, or (B) has obtained a valid right to exploit such Intellectual Property Rights or Intellectual Property Assets, sufficient for the conduct of the business as currently conducted and as proposed to be conducted as described in the Registration Statement, the Offering Materials and the Prospectus.

(bb)    Regulatory Matters; Products and Product Candidates. Except as described in the Registration Statement, the Offering Materials and the Prospectus, the Company (collectively with its subsidiaries): (i) has operated and currently operates its business in compliance in all material respects with applicable provisions of the Health Care Laws (as defined below) of the Food and Drug Administration (“FDA”), the Department of Health and Human Services and any comparable foreign or other regulatory authority to which they are subject (collectively, the “Applicable Regulatory Authorities”) applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s or its subsidiaries’ product candidates or any product manufactured or distributed by the Company; (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Health Care Laws or (B) any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possesses all Regulatory Authorizations required to conduct its business as currently conducted, except where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect, and such Regulatory Authorizations are valid and in full force and effect and the Company is not in violation, in any material respect, of any term of any such Regulatory Authorizations; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the Applicable Regulatory Authorities or any other third party alleging that any product of the Company is in material violation of any Health Care Laws or Regulatory Authorizations and has no knowledge that the Applicable Regulatory Authorities or any other third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received written notice that any of the Applicable Regulatory Authorities has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Regulatory Authorizations and has no knowledge that any of the Applicable Regulatory Authorities is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were materially corrected or supplemented by a subsequent submission); (vii) is not a party to and does not have any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Applicable Regulatory Authority; and (viii) along with its employees, officers and directors, has not been excluded, suspended or debarred from participation in any government health care program or human clinical research and, to the knowledge of the Company, is not subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion. The term “Health Care Laws” means Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act, 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287 and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq., (“HIPAA”); the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the Exclusion Statute, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; the regulations promulgated pursuant to such laws; and any similar federal, state and local laws and regulations.

(cc)    Preclinical Studies and Clinical Trials. (i) Except as described in the Registration Statement, the Offering Materials and the Prospectus, the pre-clinical studies and clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company, or in which the Company has participated that are described in the Registration Statement, the Offering Materials and the Prospectus or the results of which are referred to in the Registration Statement, the Offering Materials and the Prospectus, as applicable, were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and all applicable statutes and all applicable rules and regulations of the Regulatory Authorities and current Good Clinical Practices and Good Laboratory Practices; (ii) the descriptions in the Registration Statement, the Offering Materials and the Prospectus of the results of such studies and trials are, to the knowledge of the Company, accurate and complete in all material respects and fairly present the data derived therefrom; (iii) the Company has no knowledge of any other studies or trials not described in the Registration Statement, the Offering Materials and the Prospectus the results of which are inconsistent with or which the Company reasonably believes call into question the results described or referred to in the Registration Statement, the Offering Materials and the Prospectus; and (iv) the Company has not received any written notices or correspondence from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, modification or suspension of any pre-clinical studies or clinical trials that are described in the Registration Statement, the Offering Materials and the Prospectus or the results of which are referred to in the Registration Statement, the Offering Materials and the Prospectus other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(dd)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement, Offering Materials and the Prospectus and that is not so described in such documents.

(ee)    Investment Company Act. The Company is not and, after giving effect to the Rights Offering and the application of the proceeds thereof as described in the Registration Statement, the Offering Materials and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(ff)    Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except as may be being contested in good faith and by appropriate proceedings, or where the failure to pay or file such taxes or tax returns would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in each of the Registration Statement, the Offering Materials and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that has or would reasonably be expected to have a Material Adverse Effect, except for any tax deficiency being contested in good faith and for which appropriate reserves have been provided in accordance with IFRS.

(gg)    Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Offering Materials and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Offering Materials and the Prospectus, neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation or modification would not reasonably be expected to have a Material Adverse Effect.

(hh)    No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of cancellation or termination with respect to any collective bargaining agreement that is material to the Company to which it is a party.

(ii)    Certain Environmental Matters. (i) The Company and its subsidiaries (A) are in compliance with all applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (C) have not received written notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement, Offering Materials and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect, and (C) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(jj)    Compliance with ERISA. Neither the Company nor any of its ERISA Affiliates (as defined hereafter) has any liability (contingent or otherwise) under the Employee Retirement

Income Security Act of 1974, as amended (“ERISA”) with respect to any “employee benefit plan,” as defined in Section 3(3) of ERISA. An “ERISA Affiliate” of any person or entity means any other person or entity which, together with that person or entity, could be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code. Each “employee benefit plan,” as defined in Section 3(3) of ERISA that is maintained for the benefit of the employees of the Company or its affiliates (each, an “Employee Plan”) has been maintained in material compliance with its terms and the requirements of applicable law. The Registration Statement, the Offering Materials and the Prospectus identify each employment, severance or other similar agreement, arrangement or policy and each material plan or arrangement required to be disclosed pursuant to the Securities Act providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, or deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation, or post-retirement insurance, compensation or benefits that is entered into, maintained or contributed to, as the case may be, by the Company or any of its affiliates for the benefit of any officer or director or former officer or director of the Company or any of its affiliates. These agreements, arrangements, policies or plans are referred to collectively as “Benefit Arrangements.” Each Benefit Arrangement has been maintained in material compliance with its terms and with the requirements of applicable law. There is no liability in respect of post-retirement health and medical benefits for retired employees of the Company or any of its affiliates, other than medical benefits required to be continued under applicable law.

(kk)    Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out an evaluation of its effectiveness of its disclosure controls and procedures to the extent required by Rule 13a-15 of the Exchange Act.

(ll)    Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. The Company and its subsidiaries maintain internal accounting controls that are designed to be sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Offering Materials and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the supervisory board (Aufsichtsrat) of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(mm)    Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in such amounts and insures against such losses and risks as are generally maintained by similarly situated companies and which the Company believes are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain comparable coverage from similar insurers as may be necessary to continue its business as now conducted at a cost that would not reasonably be expected to have a Material Adverse Effect.

(nn)    Cybersecurity; Data Protection. Except as described in the Registration Statement, the Offering Materials and the Prospectus, the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases owned by, or leased or licensed to, the Company or any of its subsidiaries (collectively, “IT Systems”), to the knowledge of the Company, are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, and to the Company’s knowledge are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them (“Personal Data”)) used in connection with their businesses; to the knowledge of the Company, there have been no material breaches, violations, outages, unauthorized uses of, accesses to or other compromise of or relating to any of the Company’s or any of its subsidiaries’ Personal Data or IT Systems, except for those that have been remedied without material cost or liability or the duty to notify any third party; there are no material incidents under internal review or investigations relating to any security breach or other compromise of the Company’s or any of its subsidiaries’ Personal Data or IT Systems and the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems or Personal Data; the Company and its subsidiaries have implemented commercially reasonable backup and disaster recovery technology consistent with industry standards and practices; and the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and internal policies, procedures and contractual obligations relating to the security of IT Systems and the privacy, collection, use, transfer, storage, protection, disposal or disclosure of Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(oo)    No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any member of the Company’s management board or supervisory board or of its subsidiaries nor, to the knowledge of the Company, any employee of, or any agent, affiliate or other person associated with or acting on behalf of, the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have each instituted, maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(pp)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(qq)    No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor any member of the Company’s management board or supervisory board or of its subsidiaries nor to the knowledge of the Company, any employee of, or any agent, affiliate or other person associated with or acting on behalf of, the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the Rights Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, except in cases where compliance with extraterritorial provisions in any such sanctions would be unlawful for the Company. For the past five (5) years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(rr)    No Restrictions on Subsidiaries. Subject to the requirements of applicable law and the availability of distributable reserves (in such jurisdictions where relevant restrictions apply), no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ss)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Dealer Manager or any Subscription Agent for a brokerage commission, finder’s fee or like payment in connection with the Transactions.

(tt)    No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the Transactions, except for such rights as have been duly waived.

(uu)    No Stabilization. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any of its affiliates has taken, directly or indirectly, without giving effect to activities of any Dealer Manager and any Subscription Agent, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the New ADSs.

(vv)    Margin Rules. Neither the Transactions nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Offering Materials and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ww)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Offering Materials or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xx)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Offering Materials and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(yy)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to the Company as of the date the Company became subject to such provisions, including Section 402 related to loans.

(zz)    Status under the Securities Act. Since the time of the initial confidential submission of the Registration Statement to the Commission, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(aaa)    No Ratings. There are no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(bbb)    Stamp Taxes. No stamp duties or other issuance or transfer taxes (for the avoidance of doubt this does not include any value added tax or similar taxes) are payable by or on behalf of any Dealer Manager or any Subscription Agent in the Federal Republic of Germany, the United States or any political subdivision or tax authority thereof solely in connection with (i) the execution, delivery and performance of the Transaction Documents, (ii) the Rights Offering in the manner contemplated by this Agreement and the Prospectus or (iii) the Transactions.

(ccc)    No Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its subsidiaries or their respective properties or assets has immunity under German, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any German, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the Company has, pursuant to Section 19(e) of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(ddd)    Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon any of the Transaction Documents would be declared enforceable against the Company by the courts of the Federal Republic of Germany, without reconsideration or reexamination of the merits.

(eee)    Valid Choice of Law. The choice of laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of the Federal Republic of Germany and will be honored by the courts of the Federal Republic of Germany, subject to the restrictions described under the caption “Service of Process and Enforcement of Liabilities” in the Registration Statement, the Offering Materials and the Prospectus. The Company has the power to submit, and pursuant to Section 19(c) of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(fff)    Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 10 hereof do not contravene German law or public policy.

(ggg)    Passive Foreign Investment Company. The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the Code for its most recently completed taxable year and the Company does not expect to be a PFIC for the current tax year.

(hhh)    Dividends. Except as disclosed in the Registration Statement, the Offering Materials and the Prospectus, no approvals are currently required in the Federal Republic of Germany in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares and for the Depositary to distribute such dividends or other distributions to holders of the New ADSs. Under current laws and regulations of the Federal Republic of Germany and any political subdivision thereof, any amount payable with respect to the Shares or the New ADSs upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company and distributed by the Depositary in United States dollars or euros and freely transferred out of the Federal Republic of Germany, without the necessity of obtaining any governmental authorization in the Federal Republic of Germany or any political subdivision or taxing authority thereof or therein.

(iii)    Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Offering Materials, the Prospectus, this Agreement, the Shares or the New ADSs in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(jjj)    Legal Action. A holder of the Shares, a holder of the New ADSs, each Dealer Manager and each Subscription Agent is entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of its respective rights under this Agreement and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the Federal Republic of Germany may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(kkk)    Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(lll)    Personal Liability of Shareholders and ADS holders. No holder of any of the New Ordinary Shares or New ADSs after the consummation of the Transactions is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such New Ordinary Shares or New ADSs; and, except as set forth in the Registration Statement, the Offering Materials, and the Prospectus, there are no limitations on the rights of holders of the New ADSs to hold, vote or transfer their New ADSs and there are no limitations on the rights of holders of the New Ordinary Shares to hold, vote or transfer their New Ordinary Shares.

7.    Further Agreements of the Company. The Company covenants and agrees with each Dealer Manager and each Subscription Agent that:

(a)    Required Filings. The Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Dealer Managers and the Subscription Agents in such quantities as the Representatives may reasonably request.

(b)    Delivery of Copies. If requested, the Company will deliver, without charge, (i) to the Dealer Managers and the Subscription Agents, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Dealer Manager and each Subscription Agent (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Dealer Managers or the Subscription Agents may reasonably request. The Company will cause copies of any applicable Offering Materials (other than any press releases or newspaper advertisements relating to the Rights Offering) as in effect at such time to be mailed or otherwise delivered or made available to each Holder as soon as practicable on or after the Representation Date. As used herein, the term “Prospectus Delivery Period” means such period of time after the Representation Date as in the opinion of counsel for the Dealer Managers and the Subscription Agents a prospectus relating to the Rights Offering is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with the Rights Offering.

(c)    Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Offering Materials or the Prospectus, the Company will furnish to the Dealer Managers and the Subscription Agents and counsel for the Dealer Managers and the Subscription Agents a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Dealer Managers or the Subscription Agents reasonably object.

(d)    Notice to the Dealer Managers and the Subscription Agents. The Company will advise the Dealer Managers and the Subscription Agents promptly, and confirm such advice in writing (which may be by electronic mail), (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Offering Materials, the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any of the Offering Materials or the Prospectus or the initiation or, to the knowledge of the Company, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Offering Materials or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Offering

Materials or any such Issuer Free Writing Prospectus is delivered to a Holder, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Rights, Shares or the New ADSs for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of, any of the Offering Materials or any Prospectus or suspending any such qualification of the Rights, Shares or the New ADSs and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)    Ongoing Compliance. (i) If during the Prospectus Delivery Period (A) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a Holder, not misleading or (B) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Dealer Managers and the Subscription Agents thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Dealer Managers and the Subscription Agents and to such dealers as the Dealer Managers or the Subscription Agents may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a Holder, be misleading or so that the Prospectus will comply with law and (ii) if at any time prior to the Closing Date (A) any event or development shall occur or condition shall exist as a result of which any Offering Materials as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Materials is delivered to a Holder, not misleading or (B) it is necessary to amend or supplement the Offering Materials to comply with law, the Company will promptly notify the Dealer Managers and the Subscription Agents thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Subscription Agents and to such dealers as the Subscription Agents may designate such amendments or supplements to the Offering Materials as may be necessary so that the statements in the Offering Materials as so amended or supplemented will not, in the light of the circumstances existing when the Offering Materials is delivered to a Holder, be misleading or so that the Offering Materials will comply with law.

(f)    Holder Information. To the extent known, and to the extent permitted by applicable law, the Company will advise or cause the Agent to advise the Dealer Managers as to the total number of ADS Rights exercised and the total amount of funds received during the immediately preceding day and, upon request, the names of all ADS Holders exercising ADS Rights and additional contact information for such holders; and will notify the Dealer Managers, as soon as practicable following the expiration of the ADS Rights as set forth in the Prospectus, of the total number of ADS Rights exercised and the total number of ADS Rights verified to be in proper form for exercise and being processed.

(g)    Blue Sky Compliance. The Company will use its reasonable best efforts, in cooperation with the Dealer Managers and the Subscription Agents, to qualify the Rights, Shares and New ADSs for offer and sale under the applicable securities or Blue Sky laws of such jurisdictions as may be required for the consummation of the Transactions and will continue such qualifications in effect so long as required to consummate the Transactions; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)    [Reserved.]

(i)    Earning Statement. The Company will make generally available to its shareholders and the Dealer Managers and the Subscription Agents as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company shall be deemed to have furnished such statements to its security holders and the Dealer Managers and the Subscription Agents to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) or any successor to such system.

(j)    Use of Proceeds. The Company will apply the net proceeds from the Rights Offering as described in each of the Registration Statement, the Offering Materials and the Prospectus under the heading “Use of Proceeds”.

(k)    No Stabilization. Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADS.

(l)    Exchange Listing. The Company will use its reasonable best efforts to maintain the listing of the New ADSs on the Nasdaq Market.

(m)    Reports. From the date of this Agreement to and including the Closing Date, the Company will furnish to the Dealer Managers and the Subscription Agents, as soon as commercially reasonable after the date that they are available, copies of all reports or other communications (financial or other) furnished to Holders who have exercised their Rights, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Dealer Managers and the Subscription Agents to the extent they are filed on EDGAR or any successor to such system.

(n)    Deposit Agreement. On or prior to the Representation Date, the Company agrees that it will comply with the Deposit Agreement so that any ADRs evidencing the relevant New ADSs will, assuming compliance by the Depositary with its obligations under the Deposit Agreement, be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Underlying Ordinary Shares. The Company otherwise agrees to comply with the terms of the Deposit Agreement, including without limitation, the covenants set forth in the Deposit Agreement.

(o)    ADS Rights Agent Agreement. On or prior to the Representation Date, the Company agrees that it will enter into an ADS Rights Agent Agreement with the Depositary and Agent to offer the ADS Rights to ADS Holders.

(p)    Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(q)    Emerging Growth Company; Foreign Private Issuer. The Company will promptly notify the Dealer Managers and the Subscription Agents if the Company ceases to be an Emerging Growth Company or a Foreign Private Issuer at any time prior to the Closing Date.

(r)    Tax Indemnity. The Company will indemnify and hold harmless the Dealer Managers and the Subscription Agents against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, resulting from the Transactions. All indemnity payments to be made by the Company hereunder in respect of this Section 7(r) shall be made without withholding or deduction for or on account of any present or future German taxes, duties or governmental shares whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, except for any net income, capital gains or franchise taxes imposed on the Dealer Managers or the Subscription Agents by the Federal Republic of Germany or the United States or any political subdivision of tax authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by the Transaction Documents) between the Dealer Managers or the Subscription Agents and the jurisdiction imposing such withholding or deductions, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made.

8.    Certain Agreements of the Dealer Managers and the Subscription Agents. Each Dealer Manager and each Subscription Agent hereby represents and agrees that:

(a)    It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Offering Materials or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus, if any, prepared pursuant to Section 6(f) or Section 7(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)    It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Rights Offering unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

9.    Conditions of Dealer Managers’ Obligations and Conditions of the Subscription Agents’ Obligations. The obligation of each Dealer Manager and of each Subscription Agent as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)    Registration Compliance; No Stop Order. Prior to the Representation Date, the Registration Statement shall have been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement or the ADS Registration Statement

shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 8(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Dealer Managers and the Subscription Agents.

(b)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the Representation Date, the date hereof, the Expiration Date and the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on the Representation Date, the date hereof, the Expiration Date and the Closing Date.

(c)    No Material Adverse Change. Since the date of this Agreement, no event or condition of a type described in Section 6(i) hereof shall have occurred or shall exist, which event or condition is not described in the Offering Materials (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Dealer Managers or the Subscription Agents makes it impracticable or inadvisable to proceed with the Transactions on the terms and in the manner contemplated by this Agreement, the Offering Materials and the Prospectus.

(d)    Officer’s Certificate. The Dealer Managers and the Subscription Agents shall have received on and as of the Representation Date, the Expiration Date and the Closing Date a certificate of the chief financial officer of the Company and one additional member of the management board or another senior executive officer of the Company who is reasonably satisfactory to the Subscription Agents (i) confirming that such officers have carefully reviewed the Registration Statement, the Offering Materials and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 6(c), 6(e) and 6(f) hereof are true and correct, and (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder.

(e)    Comfort Letters. On the Representation Date, the Expiration Date and the Closing Date, (i) Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft shall have furnished to the Subscription Agents, at the request of the Company, letters, dated the respective date of delivery thereof and addressed to the Dealer Managers and the Subscription Agents, in form and substance reasonably satisfactory to the Dealer Managers and the Subscription Agents, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries contained in or incorporated by reference in each of the Registration Statement, the Offering Materials and the Prospectus and (ii) PricewaterhouseCoopers LLP shall have furnished to the Dealer Managers and the Subscription Agents, at the request of the Company, letters, dated the respective date of delivery thereof and addressed to the Dealer Managers and the Subscription Agents, in form and substance reasonably satisfactory to the Dealer Managers and the Subscription Agents, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of Neon contained in each of the Registration Statement, the Offering Materials and the Prospectus; provided, that the letter delivered by Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft on the Expiration Date and the Closing Date shall use a “cut-off” date no more than two business days prior to such Expiration Date or Closing Date.

(f)    [Reserved.]

(g)    Opinion and 10b-5 Statement of U.S. Counsel for the Company. Covington & Burling LLP, U.S. counsel for the Company, shall have furnished to the Dealer Managers and the Subscription Agents, at the request of the Company, their written opinion and 10b-5 statement including or relating to regulatory matters, dated the Representation Date, the Expiration Date and the Closing Date, as the case may be, and addressed to the Dealer Managers and the Subscription Agents, in form and substance reasonably satisfactory to the Dealer Managers and the Subscription Agents, to the effect set forth in Annex C hereto; provided, that in lieu of such opinions to be delivered on the Expiration Date and the Closing Date, counsel may furnish the Dealer Managers and the Subscription Agents with a letter to the effect that the Dealer Managers and the Subscription Agents may rely on the opinion delivered on the Representation Date to the same extent as if it were dated the date of such letter.

(h)    Opinion of German Counsel for the Company. Freshfields Bruckhaus Deringer LLP, German counsel for the Company, shall have furnished to the Dealer Managers and the Subscription Agents, at the request of the Company, their written opinion, dated the Representation Date, the Expiration Date and the Closing Date, as the case may be, and addressed to the Dealer Managers and the Subscription Agents, in form and substance reasonably satisfactory to the Dealer Managers and the Subscription Agents, to the effect set forth in Annex D hereto; provided, that in lieu of such opinions to be delivered on the Expiration Date and the Closing Date, counsel may furnish the Dealer Managers and the Subscription Agents with a letter to the effect that the Dealer Managers and the Subscription Agents may rely on the opinion delivered on the Representation Date to the same extent as if it were dated the date of such letter.

(i)    Opinion of Intellectual Property Counsel for the Company. Each of Choate Hall & Stewart LLP, Wilson Sonsini Goodrich & Rosati and McDonnell Boehnen Hulbert & Berghoff LLP, intellectual property counsel for the Company, shall have furnished to the Dealer Managers and the Subscription Agents, at the request of the Company, their written opinions, dated the Representation Date, the Expiration Date and the Closing Date, as the case may be, and addressed to the Dealer Managers and the Subscription Agents, in form and substance reasonably satisfactory to the Dealer Managers and Subscription Agents, to the effect set forth in Annex E-1, Annex E-2 and Annex E-3 hereto, respectively; provided, that in lieu of such opinions to be delivered on the Expiration Date and the Closing Date, counsel may furnish the Dealer Managers and the Subscription Agents with a letter to the effect that the Dealer Managers and the Subscription Agents may rely on the opinion delivered on the Representation Date to the same extent as if it were dated the date of such letter.

(j)    Intellectual Property Certificate of the Company. The Dealer Managers and the Subscription Agents shall have received on and as of the Representation Date, the Expiration Date and the Closing Date, as the case may be, an intellectual property certificate of the Vice President, Legal & Intellectual Property of the Company, dated the Representation Date, the Expiration Date and the Closing Date, as the case may be, and addressed to the Dealer Managers and the Subscription Agents, in form and substance reasonably satisfactory to the Dealer Managers and the Subscription Agents, to the effect set forth in Annex E-4 hereto.

(k)    Opinion of Counsel for the Depositary. Emmet, Marvin & Martin, LLP, counsel for the Depositary, shall have furnished to the Dealer Managers, their written opinion, dated the

Representation Date and the Expiration Date, as the case may be, and addressed to the Dealer Managers, in form and substance reasonably satisfactory to the Dealer Managers, to the effect set forth in Annex F hereto; provided, that in lieu of such opinion to be delivered on the Expiration Date, counsel may furnish the Dealer Managers with a letter to the effect that the Dealer Managers may rely on the opinion delivered on the Representation Date to the same extent as if it were dated the date of such letter.

(l)    Opinion and 10b-5 Statement of Counsel for the Dealer Managers and the Subscription Agents. The Dealer Managers and the Subscription Agents shall have received on and as of the Representation Date, the Expiration Date and the Closing Date, as the case may be, (i) a U.S. opinion and 10b-5 statement, addressed to the Dealer Managers and the Subscription Agents, of Davis Polk & Wardwell LLP, U.S. counsel for the Dealer Managers and the Subscription Agents, and (ii) a German opinion, addressed to the Dealer Managers and the Subscription Agents, of Skadden, Arps, Slate, Meagher & Flom LLP, German counsel for the Dealer Managers and the Subscription Agents with respect to such matters as the Dealer Managers and the Subscription Agents may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters; provided, that in lieu of such opinions to be delivered on the Expiration Date and the Closing Date, counsel may furnish the Dealer Managers and the Subscription Agents with a letter to the effect that the Dealer Managers and the Subscription Agents may rely on the opinion delivered on the Representation Date to the same extent as if it were dated the date of such letter.

(m)    No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would prevent the making or consummation of the Rights Offering or the issuance of the Shares and the New ADSs upon the exercise of the Rights or prevent the Dealer Managers or the Subscription Agents from rendering services pursuant to this Agreement; and no injunction or order of any federal, state or foreign court shall have been issued that would prevent the issuance or sale of the Rights, the Shares or the New ADSs.

(n)    Exchange Listing. The New ADSs to be delivered pursuant to the Transactions shall have been duly listed on the Nasdaq Market, subject to official notice of issuance.

(o)    Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect. The Depositary shall have delivered to the Company certificates reasonably satisfactory to the Dealer Managers evidencing the deposit with the Depositary or its nominee of the Underlying Ordinary Shares being so deposited against issuance of ADSs and/or ADRs evidencing the New ADSs to be delivered by the Company, and the execution, countersignature (if applicable), issuance and delivery of any ADRs evidencing such New ADSs pursuant to the Deposit Agreement.

(p)    Corporate Authorizations. The Dealer Managers and the Subscription Agents shall have received copies of the resolutions of the management board (Vorstand) and the supervisory board (Aufsichtsrat) of the Company, authorizing the issuance and the sale of the Rights, the Shares and the New ADSs on or prior to the Representation Date.

(q)    Commercial Register Excerpts. The Company shall have delivered to Berenberg Germany, in accordance with, and at the time provided for, in Section 4(a) hereof, (i) a duly executed global share certificate evidencing the Actual Total New Shares and (ii) a certified excerpt from the commercial register (Handelsregister) pertaining to the Company evidencing the Capital Increase.

(r)    Rights Waiver Agreements. The binding and irrevocable agreements not to exercise and/or transfer any preemptive rights (Bezugsrechte) in the Rights Offering entered into by Ordinary Share Holders and ADS Holders representing [●]% of the Company’s outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) shall be in full force and effect.

(s)    Additional Documents. On or prior to the Representation Date, the Expiration Date and the Closing Date, as the case may be, the Company shall have furnished to the Dealer Managers and the Subscription Agents such further certificates and documents as the Dealer Managers or the Subscription Agents may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Dealer Managers and the Subscription Agents.

10.    Indemnification and Contribution.

(a)    Indemnification of the Dealer Managers and the Subscription Agents. The Company agrees to indemnify and hold harmless each Dealer Manager and each Subscription Agent, its respective affiliates, directors and officers and each person, if any, who controls such Dealer Manager or Subscription Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADS Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Offering Materials, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Dealer Manager or Subscription Agent furnished to the Company in writing by such Dealer Manager or such Subscription Agent expressly for use therein, it being understood and agreed that the only such information furnished by any Dealer Manager or any Subscription Agent consists of the information described as such in paragraph (b) below, (iii) any breach by the Company of any representation or warranty or failure to comply with any of the agreements set forth in this Agreement, (iv) any withdrawal, termination, rescission or modification of the Rights Offering, except to the extent any such withdrawal, termination, rescission or modification has resulted from the fraud, bad faith, gross negligence or willful misconduct of the Indemnified Person (as defined below) or (v) otherwise arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Rights Offering, the Transactions or the engagement of, and services performed by, the Dealer Managers and the Subscription Agents under this Agreement, or any claim, litigation, investigation (including any governmental or regulatory investigation), provided that the indemnification in clause (v) above will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted primarily from the fraud, bad faith, gross negligence or willful misconduct of such Indemnified Person.

(b)    Indemnification of the Company. Each Dealer Manager and each Subscription Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities described in subsection (a) of this Section, as incurred, but only with respect to any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus or any Offering Materials or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only to the extent such statement is made in reliance upon and in conformity with any untrue statement or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Dealer Managers and the Subscription Agents furnished to the Company in writing by such Dealer Managers or Subscription Agents expressly for use in the Registration Statement or the Prospectus (or any supplement or amendment thereto) (the “Dealer Manager and Subscription Agent Information”), it being understood that the Dealer Manager and Subscription Agent Information in the Registration Statement and the Prospectus shall include only [the names of the Dealer Managers and the Subscription Agents, the first sentence of the sixth paragraph under the caption “Plan of Distribution” in the Prospectus and the eighth paragraph under the caption “Plan of Distribution” in the Prospectus].

(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 10, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 10. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the

Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Dealer Manager or any Subscription Agent, its respective affiliates, directors and officers and any control persons of such Dealer Manager or such Subscription Agent shall be designated in writing by the Dealer Managers or Subscription Agents and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (A) such settlement is entered into more than thirty (30) days after receipt by the Indemnifying Person of such request and (B) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)    Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Dealer Managers and the Subscription Agents on the other, from Rights Offering or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Dealer Managers and the Subscription Agents on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Dealer Managers and the Subscription Agents on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the Transactions and the total fees received by the Dealer Managers and the Subscription Agents in connection therewith. The relative fault of the Company, on the one hand, and the Dealer Managers and the Subscription Agents on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Dealer Managers or the Subscription Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Company and the Dealer Managers and the Subscription Agents agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Dealer Managers and Subscription Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall a Dealer Manager or Subscription Agent be required to contribute any amount in excess of the amount by which the total fees received by such Dealer Manager or Subscription Agent with respect to the Rights Offering exceeds the amount of any damages that such Dealer Manager or Subscription Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Dealer Managers’ and Subscription Agents’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

11.    Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

12.    Termination. This Agreement may be terminated by a Dealer Manager, solely on its own behalf, at any time, with or without cause, effective upon receipt by the Company of written notice to that effect. This Agreement may be terminated by the Subscription Agents by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange, the Nasdaq Market, or the Frankfurt Stock Exchange; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State, European Union or German authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States or the Federal Republic of Germany, that, in the judgment of the Subscription Agents, is material and adverse and makes it impracticable or inadvisable to proceed with the Rights Offering or the Transactions on the terms and in the manner contemplated by this Agreement, the Offering Materials and the Prospectus (each of the events set forth in clauses (i) through (iv) above, or the non-occurrence of any condition precedent described in Section 8 hereof or a termination pursuant to Section 13 hereof, a “Termination Event”). With respect to the Subscription Agents, upon the occurrence of a Termination Event the following shall apply:

(a)    Prior to Filing of a Subscription Certificate. If a Termination Event occurs before the Subscription Certificate for the Relevant New Ordinary Shares has been filed with the commercial register of the Company, the obligations of the several Subscription Agents, through

Berenberg Germany, to subscribe for the Relevant New Ordinary Shares for the account of the several Subscription Agents and the several obligations of the Subscription Agents to purchase the Relevant New Ordinary Shares may be canceled and this Agreement may be terminated by the Subscription Agents at their option and in their sole discretion and, in such circumstances, the Company shall return the relevant Subscription Certificate and the relevant Bank Certificate to Berenberg Germany, and release any funds already credited to the Capital Increase Account for the benefit of Berenberg Germany, acting for the account of the several Subscription Agents.

(b)    After Filing of Documents for Registration of Capital Increase. If a Termination Event occurs after all documents required for the registration of the Capital Increase have been filed with the commercial register, the Subscription Agents may at their option and in their sole discretion terminate this Agreement and request from the Company by written notification to the Company to employ its best efforts to procure a withdrawal of the relevant application for registration of the Capital Increase from the commercial register. If the application is withdrawn successfully, the obligation of the several Subscription Agents, through Berenberg Germany, to subscribe for the Relevant New Ordinary Shares for the account of the several Subscription Agents and the several obligations of the Subscription Agents to purchase the Relevant New Ordinary Shares shall terminate and the Company shall return the relevant Subscription Certificate and the relevant Bank Certificate to Berenberg Germany, and release any funds already credited to the Capital Increase Account for the benefit of Berenberg Germany, acting for the account of the several Subscription Agents.

(c)    After Registration of Capital Increase or After Application for Registration is not Withdrawn. If a Termination Event occurs after the registration of the capital increase representing the Relevant New Ordinary Shares with the commercial register or on a date on which the application for the registration of the Capital Increase can no longer be withdrawn, or if despite a request a withdrawal does not occur for other reasons, the following shall apply: the Subscription Agents at their option and in their sole discretion may terminate this Agreement; provided that in the event holders of Ordinary Share Rights have exercised their Ordinary Share Rights, the termination of this Agreement shall – to the extent of such exercise – be deemed to have not occurred and the rights and obligations of the parties hereto and the occurrence of the Closing Date shall insofar remain unaffected by the termination.

13.    Defaulting Subscription Agent.

(a)    If any Subscription Agent defaults on its obligation to purchase the Relevant New Ordinary Shares that it has agreed to purchase hereunder on such date, the non-defaulting Subscription Agents may in their discretion arrange for the purchase of such Relevant New Ordinary Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Subscription Agent, the non-defaulting Subscription Agents do not arrange for the purchase of such Relevant New Ordinary Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Subscription Agents to purchase such Relevant New Ordinary Shares on such terms; provided, however, that if Berenberg Germany is the defaulting Subscription Agent, the non-defaulting Subscription Agents shall be entitled to terminate this agreement without liability on the part of the non-defaulting Subscription Agents if the Company is unable procure other persons satisfactory to the non-defaulting Subscription Agents to purchase such Relevant New Ordinary Shares within the time period set forth herein. If other persons become obligated or agree to purchase the Relevant New Ordinary Shares of a defaulting Subscription Agent, either the non-defaulting Subscription Agents or the Company may postpone the delivery date for such Relevant New Ordinary Shares for up to five (5) full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Subscription Agents may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.

(b)    If, after giving effect to any arrangements for the purchase of the Relevant New Ordinary Shares of a defaulting Subscription Agent or Subscription Agents by the non-defaulting Subscription Agents and the Company as provided in paragraph (a) above, the aggregate number of Relevant New Ordinary Shares that remain unpurchased does not exceed one-eleventh of the aggregate number of New Ordinary Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Subscription Agent to purchase the number of Relevant New Ordinary Shares that such Subscription Agent agreed to purchase hereunder on such date plus such Subscription Agent’s pro rata share (based on the number of Relevant New Ordinary Shares that such Subscription Agent agreed to purchase on such date) of the Relevant New Ordinary Shares of such defaulting Subscription Agent or Subscription Agents for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Relevant New Ordinary Shares of a defaulting Subscription Agent or Subscription Agents by the non-defaulting Subscription Agents and the Company as provided in paragraph (a) above, the aggregate number of Relevant New Ordinary Shares that remain unpurchased exceeds one-eleventh of the aggregate amount of Relevant New Ordinary Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (a) above, then this Agreement shall terminate without liability on the part of the non-defaulting Subscription Agents. Any termination of this Agreement pursuant to this Section 13 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 12 and 14 hereof and except that the provisions of Sections 10 and 12 hereof shall not terminate and shall remain in effect. Nothing contained herein shall relieve the Company from any of its obligations contained in Section 12 hereof.

(d)    Nothing contained herein shall relieve a defaulting Subscription Agent of any liability it may have to the Company or any non-defaulting Subscription Agent for damages caused by its default.

14.    Payment of Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid (i) all fees and expenses incurred in relation to the preparation, printing, filing, mailing or other distribution of any Offering Materials, (ii) all advertising charges in connection with the Rights Offering, including those of any public relations firm or other person or entity rendering services in connection therewith at the Company’s request, (iii) all fees, if any, payable to dealers (including the Dealer Managers and Subscription Agents) and banks and trust companies as reimbursement for their customary mailing and handling fees and expenses incurred in forwarding the Exercise Materials to their customers, (iv) the preparation, printing, authentication, issuance and delivery of the Rights or the New Ordinary Shares and New ADSs issuable on exercise of the Rights, including any stamp, transfer or similar taxes in connection with the Rights Offering, (v) the preparation, printing (or reproduction) and delivery of this Agreement and all other agreements or documents prepared, printed (or reproduced) and delivered in connection with the Rights Offering; (vi) any fees and expenses relating to the registration or qualification of the Rights offer and sale under the securities or blue sky laws of the several states of the United States (including filing fees and the reasonable fees and expenses of counsel for the Dealer Managers and the Subscription Agents in an aggregate amount not to exceed $5,000 relating to such registration and qualification and the preparation of any blue sky memorandum), (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Dealer Managers and the Subscription Agents in an aggregate amount not to exceed $40,000 relating to such filings); (viii) the fees and expenses of the accountants of the Company and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) the fees and expenses of the Depositary, the information agent for the Rights Offering and any transfer agent and any registrar, other than any fees to be paid by Ordinary Share Holders or ADS Holders; (x) the fees and expenses of the Agent (and any counsel therefor), other than any fees to be paid by Ordinary Share Holders or ADS Holders; (xi) all fees and expenses incurred in connection with listing the New ADSs on the Nasdaq Market; and (xii) all expenses and application fees related to the Rights, New ADSs or New Ordinary Shares being made eligible for clearance and settlement through DTC or Euroclear. All payments to be made by the Company pursuant to this Section shall be made reasonably promptly after the Closing Date or termination of the Rights Offering or a party’s withdrawal as a Dealer Manager or Subscription Agent, against delivery to the Company of statements therefor.

(b)    If (i) this Agreement is terminated pursuant to Section 12, (ii) the Company for any reason fail to tender the Relevant New Ordinary Shares for delivery to the Subscription Agents or (iii) the Subscription Agents decline to purchase the Relevant New Ordinary Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Subscription Agents for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Subscription Agents in connection with this Agreement and the offering contemplated hereby. It is understood that the Company shall not pay or reimburse any costs, fees or expenses incurred by any Subscription Agent that defaults on its obligations to purchase the Relevant New Ordinary Shares.

15.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Dealer Manager and each Subscription Agent referred to in Section 10 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No Holder shall be deemed to be a successor.

16.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Dealer Managers and the Subscription Agents contained in this Agreement (including those contained in Section 12 hereof) or made by or on behalf of the Company or the Dealer Managers or the Subscription Agents pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the Transactions and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Dealer Managers or the Subscription Agents or the directors, officers, controlling persons or affiliates referred to in Section 10 hereof.

17.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

18.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Dealer Managers and the Subscription Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Dealer Managers and the Subscription Agents to properly identify their respective clients.

19.    Miscellaneous.

(a)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Dealer Managers and the Subscription Agents shall be given to c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358), Attention: Equity Syndicate Desk; and c/o BofA Securities, Inc., One Bryant Park, New York, New York 10036 (fax: (646) 855-3073), Attention: Syndicate Department with a copy to ECM Legal (facsimile: (212) 230-8730); c/o Berenberg Capital Markets LLC, 1251 Avenue of the Americas, New York, New York 10020 (fax: [●]), Attention: [●]. Notices to the Company shall be given to it at BioNTech SE, An der Goldgrube 12, D-55131 Mainz, Germany; Attention: Dr. James Ryan, Ph.D., Vice President, Legal and Intellectual Property.

(b)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law provisions.

(c)    Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints BioNTech USA Holding, LLC, located at 228 E 45th Street, Suite 9e, New York, New York 10017, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 19, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(d)    Judgment Currency. The Company agrees to indemnify each Dealer Manager and each Subscription Agent, its directors, officers, affiliates and each person, if any, who controls such Subscription Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Dealer Manager or such Subscription Agent as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment

Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(e)    Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Federal Republic of Germany, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(f)    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(g)    Recognition of the U.S. Special Resolution Regimes.

(i)    In the event that any Dealer Manager or Subscription Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Dealer Manager or Subscription Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)    In the event that any Dealer Manager or Subscription Agent that is a Covered Entity or a BHC Act Affiliate of such Dealer Manager or Subscription Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Dealer Manager or Subscription Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h)    Other Liabilities Governed by Non-EEA Law / Non-UK Law. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the parties hereto, each counterparty to a BRRD Party acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(i)    the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person, and the issue to or conferral on it of such shares, securities or obligations; (iii) the cancellation of the BRRD Liability; and (iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)    the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

The terms which follow, when used in this Section 19(h), shall have the meanings indicated.

“Bail-in Legislation” means in relation to the UK and a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“BRRD Party” means any Subscription Agent subject to Bail-in Powers.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

For the avoidance of doubt, to the extent an Subscription Agent’s obligation to purchase securities hereunder constitutes a BRRD Liability and such Subscription Agent does not, on the Closing Date, purchase the full amount of the securities that it has agreed to purchase hereunder due to the exercise by the Relevant Resolution Authority of its powers under the relevant Bail-in Legislation with respect to such BRRD Liability, such Subscription Agent shall be deemed, for all purposes of this Agreement, to have defaulted on its obligation to purchase such securities that it has agreed to purchase hereunder but has not purchased, and this Agreement shall remain in full force and effect with respect to the obligations of the other Subscription Agents.

(i)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(j)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(k)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

BIONTECH SE

By:
Name:
Title:

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC		J.P. MORGAN SECURITIES PLC
	as a Dealer Manager		as a Subscription Agent

By:		By:
	Name:		Name:
	Title:		Title:

BOFA SECURITIES, INC.		MERRILL LYNCH INTERNATIONAL
	as a Dealer Manager		as a Subscription Agent

By:		By:
	Name:		Name:
	Title:		Title:

BERENBERG CAPITAL MARKETS LLC		JOH. BERENBERG, GOSSLER & CO. KG
	as a Dealer Manager		as a Subscription Agent

By:		By:
	Name:		Name:
	Title:		Title:

Annex C

FORM OF OPINION OF U.S. COUNSEL FOR THE COMPANY

[●]

C-1

Annex D

FORM OF OPINION OF GERMAN COUNSEL FOR THE COMPANY

[●]

D-1

Annex E-1

FORM OF OPINION OF CHOATE HALL & STEWART LLP

[●]

E-1-1

Annex E-2

FORM OF OPINION OF WILSON SONSINI GOODRICH & ROSATI

E-2-1

Annex E-3

FORM OF OPINION OF MCDONNELL BOEHNEN HULBERT & BERGHOFF LLP

E-3-1

Annex E-4

FORM OF INTELLECTUAL PROPERTY CERTIFICATE OF THE COMPANY

[●]

E-4-1

Annex F

FORM OF OPINION OF COUNSEL FOR THE DEPOSITARY

[●]

F-1

Exhibit A

[FORM OF SUBSCRIPTION OFFER NOTICE]

Exh. A-1

Exhibit B

[FORM OF SUBSCRIPTION CERTIFICATE]

Exh. B-1

Exhibit C

[FORM OF BANK CERTIFICATE]

Exh. C-1

Exhibit D

[FORM OF GLOBAL SHARE]

Exh. D-1